EXHIBIT 99.3

PANGAEA LOGISTICS SOLUTIONS LTD.

(previously known as Quartet Holdco Ltd. and formerly Quartet Merger Corp.)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As disclosed under the sections entitled “The Merger Proposal” and “The Merger Agreement” beginning at pages 60 and 84, respectively, of the final prospectus contained in the Registration Statement on Form S-4 and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2014 by Quartet Holdco Ltd., now known as Pangaea Logistics Solutions Ltd. (the “Registrant”), and Quartet Merger Corp. (“Quartet”), respectively, the Registrant entered into an Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of April 30, 2014, with Quartet, Quartet Merger Sub Ltd. (“Merger Sub”), Pangaea Logistics Solutions Ltd., now known as Bulk Partners (Bermuda), LTD. (“Bulk Partners”), and the securityholders of Bulk Partners (“Signing Holders”), which contemplated (i) Merger Sub merging with and into Bulk Partners with Bulk Partners surviving as a wholly-owned subsidiary of the Registrant (the “Transaction Merger”) and (ii) Quartet merging with and into the Registrant, with the Registrant surviving as the publicly-traded entity (the “Redomestication Merger” together with the Transaction Merger, the “Mergers”).

The following unaudited pro forma condensed combined financial statements give effect to the mergers which were consummated on October 1, 2014 pursuant to the Merger Agreement (the “Closing”) and are being provided to aid in the analysis of the financial aspects of the mergers.

The mergers are accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction, since the Signing Holders own at least 50.1% of the outstanding common shares of the Registrant immediately following the completion of the mergers, the officers of Bulk Partners have assumed all corporate and day-to-day management officers of the Registrant, including the chief executive officer and the chief financial officer, and Bulk Partners has the sole right to appoint six of the eight directors to the board of the Registrant. Accordingly, Bulk Partners is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Bulk Partners. As a result, the assets and liabilities and the historical operations that are reflected in the Registrant’s financial statements after consummation of the mergers will be those of Bulk Partners and are recorded at the historical cost basis of Bulk Partners. Quartet’s assets, liabilities and results of operations are consolidated with the assets, liabilities and results of operations of Bulk Partners upon the Closing.

The following unaudited pro forma condensed combined balance sheet combines the unaudited consolidated historical balance sheet of Bulk Partners as of September 30, 2014 with the unaudited historical balance sheet of Quartet as of September 30, 2014, giving effect to the mergers as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the nine months ended September 30, 2014 combines the unaudited historical consolidated statement of income of Bulk Partners for the nine months ended September 30, 2014 with the unaudited historical statement of operations of Quartet for the nine months ended September 30, 2014, giving effect to the mergers as if they had been consummated as of January 1, 2013.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2013 combines the audited historical consolidated statement of income of Bulk Partners for the year ended December 31, 2013 with the audited historical statement of operations of Quartet for the year ended December 31, 2013, giving effect to the mergers as if they had been consummated on January 1, 2013.

The historical financial information of Quartet was derived from the unaudited consolidated financial statements of Quartet for the nine months ended September 30, 2014 and audited consolidated financial statements of Quartet for the year ended December 31, 2013. The historical financial information of Bulk Partners was derived from the unaudited consolidated financial statements of Bulk Partners for the nine months ended September 30, 2014 and audited consolidated financial statements of Bulk Partners for the year ended December 31, 2013.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Quartet which are included in this Form 8-K/A and the historical consolidated financial statements and accompanying notes of Bulk Partners, which are included in this Form 8-K/A.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the mergers, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the mergers. Material nonrecurring charges which result directly from the transaction are not included in the pro forma condensed combined income statements.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Bulk Partners and Quartet have not had any historical relationship prior to the mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

In the transaction merger, holders of 8,840,014 shares of Quartet common stock sold in its initial public offering (“public shares”) exercised their rights to convert those shares to cash at a conversion price of approximately $10.20 per share, or an aggregate of approximately $90,139,132. As a result of the number of public shares converted into cash, the Quartet initial stockholders forfeited 1,739,062 shares (the “Forfeited Shares”) of Quartet common stock immediately prior to the Closing.

Upon the Closing, the former securityholders of Quartet were issued an aggregate of 3,130,861 common shares of the Registrant, including 1,026,812 common shares of the Registrant issued in exchange for Quartet’s then outstanding rights.

Per the terms of the convertible redeemable preferred stock of Bulk Partners, upon the Closing, 105,670 convertible redeemable preferred shares were converted into 115,352 common shares of Bulk Partners. The Signing Holders received 29,411,765 shares of the Registrant in exchange for their Bulk Partners securities and an additional 1,739,062 Forfeited Shares, or 31,150,827 shares in aggregate.

Further, in connection with the mergers, Quartet entered into agreements with certain third parties pursuant to which such parties agreed to accept payment for certain amounts owed to them in shares of the Registrant, resulting in the issuance of an aggregate of 291,953 common shares. Additionally, 420,000 unit purchase options of Quartet were converted into 123,356 common shares of the Registrant. These shares of 415,309 in total, are denoted as “Advisors to the Mergers” shares below.

As a result of the mergers, as of the date of this filing, there are 34,696,997 common shares of the Registrant outstanding where the Signing Holders own approximately 89.8% of the Registrant shares, the Quartet stockholders own approximately 9.0% of the Registrant shares, and the Advisors to the Mergers own approximately 1.2% of the Registrant shares.

Additionally, the Merger Agreement provides for the Signing Holders to receive up to 7,352,941 net income shares, contingent upon Bulk Partners attaining specified net income targets in the fiscal years ending December 31, 2014, 2015, and 2016. The following table sets forth the targets and the contingent shares issuable to the Signing Holders:

	Contingent Payment Schedule
	Net Income Target	Contingent Shares
Fiscal year ending December 31, 2014	$27,300,000	3,431,373
Fiscal year ending December 31, 2015	$34,000,000	1,960,784
Fiscal year ending December 31, 2016	$41,000,000	1,960,784
Total	$102,300,000	7,352,941

Irrespective of whether Bulk Partners meets any of the net income targets set forth above in the applicable fiscal year, in the event that Bulk Partners has cumulative net income of $102,300,000 or more for any of the one, two, or three-year periods beginning on January 1, 2014, the Registrant shall issue to the Signing Holders in aggregate 7,352,941 shares

For purposes of these contingent net income shares, net income is defined in the Merger Agreement to mean net income of Bulk Partners as determined in accordance with U.S. GAAP, including any net income attributable to acquisitions of vessels and any interests of Seamar Management S.A., Nordic Bulk Holding ApS or Nordic Bulk Holding Company Ltd., or any subsidiaries thereof by Bulk Partners or any of its subsidiaries following the closing date, and excluding any non-recurring or extraordinary expenses of Bulk Partners or any of its subsidiaries, such as any expenses incurred in connection with the mergers, or Quartet expenses incurred prior to the closing that are included in the Registrant’s 2014 income statement.

Pangaea Logistics Solutions Ltd.

(previously known as Quartet Holdco Ltd. and formerly Quartet Merger Corp.)

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(Unaudited)

(In thousands)	Quartet Merger Corp. Historical, Unaudited	Bulk Partners (Bermuda) LTD. Historical, Unaudited	Adjustments for Mergers		Proforma Unaudited, Combined
Assets
Current Assets
Cash and cash equivalents	$8	$20,158	$8,361	(a)	$23,793
			(4,238	)(b)
			(496	)(a)
Restricted cash		500			500
Accounts receivable		30,463			30,463
Other receivables		288			288
Bunker inventory		21,050			21,050
Advance hire, prepaid expenses and other current assets	33	10,916	2	(a)	10,605
			(347	)(b)
Total current assets	41	83,374			86,698
Fixed assets, net		225,179			225,179
Investment in newbuildings in-process		25,577			25,577
Cash and cash equivalents held in trust	98,500		(98,500	)(a)	—
Other noncurrent assets	2	1,495	(2	)(a)	1,495
Total assets	$98,544	$335,626			$338,949
Liabilities, convertible redeemable preferred stock and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	496	40,623	(496	)(a)	40,623
Related party debt		46,372			46,372
Deferred revenue		5,863			5,863
Current portion long-term debt		18,687			18,687
Line of credit		3,000			3,000
Dividend payable		29,381	(16,556	)(c)	12,825
Other current liabilities		264	100	(b)	364
Total current liabilities	496	144,190			127,733
Secured long-term debt		91,720			91,720

See notes to pro forma condensed combined financial statements

(In thousands)	Quartet Merger Corp. Historical, Unaudited	Bulk Partners (Bermuda) LTD. Historical, Unaudited	Adjustments for Mergers		Proforma Unaudited, Combined
Common Stock, subject to possible conversion	93,492		(93,492	)(a)	—
Convertible redeemable preferred stock, net of issuance costs	—	103,236	(103,236	)(c)	—
Stockholders' equity:
Common stock	0	87	0	(a)	3
			115	(c)
			(87	)(d)
			(115	)(d)
			3	(d)
Additional paid-in capital	5,608	—	3,353	(a)	123,100
			(4,685	)(b)
			119,677	(c)
			200	(d)
			(1,053	)(e)
Accumulated deficit	(1,053)	(7,324)	1,053	(e)	(7,324)
Total Pangaea Logistics Solutions Ltd. equity	4,556	(7,237)			115,779
Non-controlling interest	—	3,716			3,716
Total stockholders' equity	4,556	(3,520)			119,496
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$98,544	$335,626			$338,949

See notes to pro forma condensed combined financial statements

Note: Figures may not foot due to rounding.

(a)	Cash and cash equivalents amount of approximately $8.4 million was determined by reducing the cash and cash equivalents held in trust of $98.5 million by the cash conversion payment of approximately $90.1 million (8,840,014 of the Quartet public shares electing cash conversion at approximately $10.20 per share), and the payment of Quartet’s historical accrued liabilities balance of approximately $496,000. In addition, long-term prepaid expenses of approximately $2,000 are reclassified to current assets.

(b)	The effects of an estimated $4.7 million of incremental transaction costs associated with the merger.

(c)	The conversion of Bulk Partners' preferred stock of approximately $103.2 million and accumulated unpaid accrued preferred dividends of approximately $16.6 million into 115,352 shares of Bulk Partners’ common stock.

(d)	Reclassification of Bulk Partners’ common stock and issuance of the Registrant ordinary shares at par value of $0.0001.

(e)	Reclassification of Quartet's accumulated deficit to additional paid-in capital.

Pangaea Logistics Solutions Ltd.

(previously known as Quartet Holdco Ltd. and formerly Quartet Merger Corp.)

Pro Forma Condensed Combined Income Statement

For the Nine Months Ended September 30, 2014

(Unaudited)

(In thousands, except share and per share information)	Quartet Merger Corp. Historical, Unaudited	Bulk Partners (Bermuda) LTD. Historical, Unaudited	Adjustments for Mergers	Proforma Unaudited, Combined
Revenues:
Voyage revenue	$—	$252,085		$252,085
Charter revenue		43,112		43,112
	—	295,197	—	295,197
Expenses:
Voyage expense		136,625		136,625
Charter expense		112,272		112,272
Vessel operating expenses		22,587		22,587
General and administrative	1,026	7,719		8,745
Depreciation and amortization		8,415		8,415
Gain on sale of vessel		(3,948)		(3,948)
Total expenses	1,026	283,670	—	284,697
Income from operations	(1,026)	11,527	—	10,501
Other income (expense)
Interest expense		(4,339)		(4,339)
Interest expense related party debt		(171)		(171)
Imputed interest on related party long-term debt		(323)		(323)
Unrealized loss on derivative instruments		(2,123)		(2,123)
Other income	39	8		47
Total other income (expense), net	39	(6,948)	—	(6,909)
Net (loss) income	(987)	4,579	—	3,592
Loss attributable to non-controlling interests	—	335		335
Net income attributable to Pangaea Logistics Solutions Ltd.	$(987)	$4,914	—	$3,926
Weighted average shares outstanding — basic and diluted	3,513,522			34,696,997
(Loss) or pro forma earnings per share — basic and diluted, for the nine months ended September 30, 2014	$(0.28)			$0.11
Shares outstanding as of September 30, 2014	3,513,522			34,696,997
Book value per share or pro forma book value per share as of September 30, 2014	$1.30			$3.34

See notes to pro forma condensed combined financial statements

Pangaea Logistics Solutions Ltd.

(previously known as Quartet Holdco Ltd. and formerly Quartet Merger Corp.)

Pro Forma Condensed Combined Income Statement

For the Year Ended December 31, 2013

(Unaudited)

(In thousands, except share and per share information)	Quartet Merger Corp. Historical	Bulk Partners (Bermuda) LTD. Historical	Adjustments for Mergers	Proforma Unaudited, Combined
Revenues:
Voyage revenue	$—	$336,160		$336,160
Charter revenue		56,311		56,311
Total revenues	—	392,471	—	392,471
Expenses:
Voyage expense		196,036		196,036
Charter expense		130,880		130,879
Vessel operating expenses		22,958		22,958
General and administrative	77	11,599		11,676
Depreciation and amortization		9,615		9,615
Total expenses	77	371,087	—	371,164
(Loss) income from operations	(77)	21,384	—	21,307
Other income (expense):
Interest expense		(5,487)		(5,487)
Interest expense related party debt		(411)		(411)
Imputed interest on related party long-term debt		(1,117)		(1,117)
Unrealized gain on derivative instruments		1,101		1,101
Other income	11	35		46
Income from unconsolidated entity		10		10
Total other income (expense), net	11	(5,869)	—	(5,858)
Net (loss) income	(66)	15,515	—	15,449
Income attributable to non-controlling interests	—	(62)		(62)
Net income attributable to Pangaea Logistics Solutions Ltd.	$(66)	$15,452	—	$15,387
Weighted average shares outstanding – basic and diluted	2,671,441			34,696,997
(Loss) or pro forma earnings per share – basic and diluted, for the year ended December 31, 2013	$(0.02)			$0.44
Shares outstanding as of December 31, 2013	2,671,441			34,696,997
Book value per share or pro forma book value per share as of December 31, 2013	$2.07			$3.41

 See notes to pro forma condensed combined financial statements

(i)	Weighted average common shares outstanding, basic is adjusted to reflect the following:

i.	2,415,000 shares owned by Quartet management, and 1,739,062 Forfeited Shares, or 675,938 shares total;

ii.	608,125 shares owned by Quartet insiders;

iii.	1,026,813 shares from the rights exercise;

iv.	29,411,765 shares issued to the Signing Holders, on a fully-diluted basis, and 1,739,062 Forfeited Shares, or 31,150,827 shares total;

v.	291,953 shares issued to Advisors to the Mergers, and 123,356 shares from the conversion of the 420,000 unit purchase options, or 415,309 total;

vi.	9,660,000 shares which have been issued to the public, and 8,840,014 shares elected for cash conversion, or 819,986 shares total.

(j)	There are no dilutive shares, and thus, the weighted average common shares outstanding, diluted is equal to the weighted average common shares outstanding, basic.

The following table presents information used in the unaudited pro forma condensed combined financial information and the notes thereto, and other supplementary unaudited pro forma condensed combined financial information:

(In thousands, except share and per share information)	Proforma Unaudited, Combined
Quartet public shares electing cash conversion	8,840,014
Quartet public shares not converted	819,986
Forfeited Shares	1,739,062
Cash and cash equivalents adjustment (proceeds from shares not converted to cash, at approximately $10.20 per share, and any cash consideration)	$8,361
Purchase price consideration to Signing Holders at approximately $10.20 per share and any cash consideration	$317,636
Shares outstanding	34,696,997
Shares owned by Signing Holders	89.8%
Weighted average share calculation, basic and diluted
Shares owned by Signing Holders	31,150,827
Quartet management shares	675,938
Quartet insider shares	608,125
Shares from rights exercise	1,026,812
Shares owned by Quartet public shareholders	819,986
Advisors to the Mergers shares	415,309
Weighted average shares, basic and diluted	34,696,997
Pro forma book value per share calculation
Total Pangaea Logistics Solutions Ltd. equity	$115,779
Weighted average shares, basic and diluted	34,696,997
Book value per share or pro forma book value per share as of September 30, 2014	$3.34